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                                                                    Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Carey International, Inc. on Form S-8 of our report dated January 30, 1998, except as to Note 16, for which the date is February 28, 1998, on our audits of the consolidated financial statements and financial statement schedule of Carey International, Inc. and subsidiaries as of November 30, 1997 and 1996, and for each year in the three-year period ended November 30, 1997, contained on page F-11 of the Company's Registration Statement on Form S-1 (File No. 333-50245).

                                        /s/ PricewaterhouseCoopers LLP
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                                        PricewaterhouseCoopers LLP


Washington, D.C.
October 23, 1998